As filed with the Securities and Exchange Commission on February 12, 2008

Registration No. 333- 148443

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1 to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANKUNITED FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	6035	65-0377773
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

255 Alhambra Circle

Coral Gables, Florida 33134

(305) 569-2000

(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)

Alfred R. Camner

Chairman of the Board

BankUnited Financial Corporation

255 Alhambra Circle

Coral Gables, Florida 33134

(305) 569-2000

(Name, address, including Zip Code, and telephone number, including area code, of agent for service)

Copies to:

Bridget Wong, Esq.

Alina Pastiu, Esq.

Camner, Lipsitz and Poller, P.A.

255 Alhambra Circle, Suite 1210

Coral Gables, Florida 33134

Telephone: (305) 461-1100

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of the Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act other than securities offered only in connection with dividend or interest reinvest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)(3)	Proposed maximum offering price per unit(3)(4)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(2)
Class A Common Stock, par value $.01 per share
Preferred Stock, par value $.01 per share
Debt securities
Warrants
Rights
Stock Purchase Contracts
Stock Purchase Units
Total	$400,000,000		$400,000,000	$15,720

(1)	Pursuant to General Instruction II.D. of Form S-3, there are being registered hereunder an indeterminate number of shares of class A common stock, par value $0.01 per share (the “class A common stock”), an indeterminate amount of shares of preferred stock, par value $.01 per share, such indeterminate number or principal amount of debt securities, warrants, rights to purchase common stock or preferred stock, stock purchase contracts and stock purchase units, for an aggregate initial offering price not to exceed $400,000,000.00, exclusive of accrued interest and dividends, if any. Any securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and number of shares of common stock and preferred stock and an indeterminate number or principal amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or exercise of rights to purchase common stock or preferred stock or pursuant to the antidilution provisions of such securities.

(2)	Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Exclusive of accrued interest, dividend and distributions, if any.

(3)	Not required to be included in accordance with General Instructions II.D. of Form S-3.

(4)	The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “Commission”), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 12, 2008

PROSPECTUS

BANKUNITED FINANCIAL CORPORATION

CLASS A COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “BankUnited,” the “Company,” “we,” “our,” or “us” refer to BankUnited Financial Corporation and its subsidiaries on a consolidated basis.

We may from time to time offer and sell shares of common stock, shares of preferred stock, senior debt securities, warrants to purchase shares of our class A common stock, shares of our preferred stock, debt securities or securities of third parties or other rights, stock purchase contracts and stock purchase units. We may also sell shares of common stock or preferred stock upon the exercise of rights that we issue to our securityholders. The aggregate public offering proceeds of all securities that may be offered by this prospectus will not exceed $400,000,000. Each time we offer securities for sale, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference. Neither we nor any underwriters or agents have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

We may offer the securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each share of our class A common stock has a one-tenth vote on matters on which its holder may vote. Our class A common stock is listed on the NASDAQ Global Select Market under the trading symbol “BKUNA.” Unless we state otherwise in a prospectus supplement, we will not list any other securities offered on an exchange.

Please refer to the “ Risk Factors” before investing in the securities.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2008.

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration statement. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The supplement will describe the specific amounts, prices and terms of the offering. The supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the Commission website (www.sec.gov) or at the office mentioned under the heading “Where You Can Find More Information.”

i

BANKUNITED FINANCIAL CORPORATION

We are the holding company for BankUnited, FSB (the “Bank”), the largest banking institution headquartered in Florida as measured by assets and deposits. Our primary business consists of the bank’s operations. We offer a full spectrum of consumer and commercial banking products and services to consumers and businesses located primarily in Florida. We operate a community banking platform complemented by a mortgage origination business anchored in Florida.

Our community banking targets retail and business customers in our Florida market who seek a banking institution with local market expertise, a broad product set and people empowered to act quickly and decisively. We offer a banking alternative to local residents and businesses that we believe are not being adequately serviced by the large super-regional banks. Through a micro-market strategy we are focused on providing superior service to our Florida customers by delivering products and services matched directly to their needs.

Our revenues consist mainly of interest earned on loans and investments and fees received for our financial services and products. Our expenses consist primarily of interest paid on deposits and borrowings and expenses incurred in providing services and products. At December 31, 2007, BankUnited had assets of $14.4 billion, a net loan portfolio of $12.5 billion, liabilities of $13.6 billion, including deposits of $7.1 billion, and stockholders’ equity of $776 million.

As of February 1, 2008, the Bank’s distribution system included 86 full service branches in Florida, two loan production offices in Florida and three outside Florida, a wholesale network for originating loans through mortgage broker relationships, and channels for conducting business through automated teller machines, telebanking and the Internet.

Our executive office is located at 255 Alhambra Circle, Coral Gables, Florida 33134, our telephone number is (305) 569-2000 and our website is www.bankunited.com. Information on our website is not a part of this prospectus and is not incorporated herein by reference (other than to the extent otherwise specified herein).

RISK FACTORS

Please see the risk factors described in our Annual Report on Form 10-K for the year ended September 30, 2007, which we incorporate by reference into this prospectus. We may also include risk factors in our quarterly reports on Form 10-Q, which we incorporate by reference to this prospectus and in any accompanying prospectus supplement. Before making an investment decision, you should carefully read and consider these risks, as well as any other risks described in documents we incorporate by reference into this prospectus or any prospectus supplement we use in connection with offering our securities. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also affect our business operations.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file quarterly, annual, and current reports, proxy statements and other reports with the Commission. You can read and copy our public documents filed with the Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission’s toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the Commission’s Public Reference Rooms.

Our filings with the Commission are also available from its Internet website at http://www.sec.gov. Our class A common stock is listed on the NASDAQ Global Select Market.

The information in this prospectus may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement as well as the documents incorporated by reference in these documents before making an investment decision.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in this prospectus, prospectus supplement or in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, any prospectus supplement or information that we later file with the Commission, modifies or replaces this information. We incorporate by reference the following previously filed documents and all future documents that we will subsequently file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other then the portions of the respective filings that were furnished, under applicable Commission rules, after the initial filing of the registration statement, whether before or after it is declared effective, until we complete our offerings of the securities:

(1) BankUnited’s Annual Report on Form 10-K for the year ended September 30, 2007 filed with the Commission on November 29, 2007;

(2) BankUnited’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007 filed with the Commission on February 12, 2008;

(3) BankUnited’s Definitive Proxy Statement on Schedule 14A for the 2008 Annual Shareholders’ Meeting filed with the Commission on December 27, 2007;

(4) BankUnited’s Current Report on Form 8-K dated January 24, 2008 filed with the Commission on January 24, 2008 as amended by BankUnited’s Current Report on Form 8-K/A filed with the Commission on February 11, 2008;

(5) BankUnited’s Current Report on Form 8-K dated December 13, 2007 filed with the Commission on December 18, 2007;

(6) BankUnited’s Current Report on Form 8-K dated November 29, 2007 filed with the Commission on December 5, 2007; and

(7) The description of the class A common stock contained in BankUnited’s on Form 8-A dated March 5, 1993, filed with the Commission to register BankUnited’s class A common stock under Section 12(g) of the Exchange Act.

This prospectus incorporates documents by reference that are not presented or delivered with this prospectus. You may review and obtain these documents at our internet website at www.bankunited.com, provided that no other information on our website shall be deemed incorporated by reference. To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits), call or write us at the following address: BankUnited Financial Corporation, Attn: Investor Relations Officer, 255 Alhambra Circle, Coral Gables, Florida 33134, (305) 569-2000.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and documents incorporated by reference may contain or incorporate by reference certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events, and do not relate to historical or current facts. Statements such as those using the word “anticipate,” “estimate,” “should,” “may,” “can,” “plan,” “target,” “expect,” “could,” “intend,” “believe,” “seek,” “project” and similar expressions are forward-looking statements. Any forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference in these documents are subject to unknown risks and uncertainties. Actual results or performance could differ from those implied or contemplated by such statements.

Forward-looking statements may include, but are not limited to, discussions concerning:

•	Projections of revenues, expenses, income, earnings per share, margin, asset growth, loan production, deposit growth, and other performance measures;

•	Expansion of operations, including branch openings, entrance into new markets, development of products and services; and

•	Discussions on the outlook of the economy, competition, regulation, taxation, company strategies, subsidiaries, investment risk, and policies.

BankUnited wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and are not historical facts or guarantees of future performance. Forward-looking statements are subject to certain risks and uncertainties, including, among others: general business and economic conditions, either nationally or regionally; fiscal or monetary policies; significant weather events such as hurricanes; changes or fluctuations in the interest rate environment; a deterioration in credit quality and/or a reduced demand for credit; reduced deposit flows and loan demand; real estate values; competition from other financial service companies in our markets; legislative or regulatory changes, including, among others, changes in accounting standards, guidelines and policies; the issuance or redemption of additional BankUnited debt or equity; the concentration of operations in Florida, if Florida business or economic conditions continue to decline; reliance on other companies for products and services; the impact of war and the threat and impact of terrorism; volatility in the market price of the BankUniteds common stock; and other economic, competitive, servicing capacity, governmental, regulatory and technological factors affecting BankUnited’s operations, price, products and delivery of services.

Information in this prospectus or any prospectus supplement, including the information incorporated by reference, is current only as of its date. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference into this prospectus or any prospectus supplement might not occur.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

AND

PREFERRED STOCK DIVIDEND REQUIREMENTS

The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividend requirements on an historical basis for each of the five years in the period ended September 30, 2007, and for the three-month period, ended December 31, 2007 and December 31, 2006. For the purpose of calculating such ratios, “earnings” consist of income from continuing operations before income taxes and fixed charges. “Fixed charges” consist of interest expense, amortization of debt discount or premium and an estimate of interest implicit in rentals.

	Three months ended December 31,		Year Ended September 30,
	2007	2006	2007	2006	2005	2004	2003
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements	0.76:1	1.26:1	1.19:1	1.27:1	1.14:1	1.38:1	1.27:1

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds of the offering for general corporate purposes. These purposes may include funding working capital needs, possible acquisitions, and acquiring our debt and equity securities, if available on favorable terms.

DESCRIPTION OF SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This prospectus, together with any accompanying prospectus supplement, will contain the material terms and conditions for each security. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF COMMON STOCK

Set forth below is a summary of certain terms and provisions of BankUnited’s common stock, which is qualified in its entirety by reference to our Articles of Incorporation and to the Statements of Designation, which have been filed with the Commission and the Secretary of State of the State of Florida. These documents set forth the resolutions establishing the rights and preferences of our common stock, and have been incorporated by reference into this prospectus.

Under our Articles of Incorporation, the authorized but unissued and unreserved shares of our capital stock are available for issuance for general corporate purposes, including, but not limited to, possible stock dividends, future mergers or acquisitions, officer, director and employee compensation and private or public offerings. Except as may otherwise be provided under the Articles of Incorporation or applicable laws and regulations, stockholder approval will not be required for the issuance of those shares.

Class A Common Stock

Our Articles of Incorporation authorize the issuance, in series, of up to 100 million shares of class A common stock and permit our Board of Directors (the “Board”) to establish the rights and preferences of each series of class A common stock. Our Board has allocated 100 million shares to the Series I class A common stock, par value $0.01 per share, the only series of class A common stock outstanding. As of December 31, 2007, 35,181,086 shares were outstanding and 15,193,504 shares were reserved for issuance under our stock option and stock bonus plans and upon the conversion of other securities.

Dividends. The holders of the class A common stock are entitled to dividends when and if declared by our Board out of funds legally available therefor, which may be declared solely on the class A common stock or for not less than 110% of the amount per share of any dividend declared on the class B common stock. The payment of dividends by us will depend on our net income, financial condition, regulatory requirements and other factors deemed relevant by our Board. Our Board declared its eleventh consecutive quarterly cash dividend of one-half cent ($0.005) per share of class A common stock. See “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2007 for a discussion of certain factors relating to our ability to pay dividends.

Voting Rights. Each share of class A common stock entitles the holder thereof to one-tenth of a vote on all matters upon which stockholders have the right to vote. Except as otherwise required by Florida law, our class A common stock, our class B common stock and our Series B Preferred Stock vote as a single class on all matters upon which stockholders have the right to vote.

Liquidation. In the event of our liquidation, dissolution or winding up, the holders of shares of class A common stock are entitled to share equally with the holders of shares of class B common stock, after payment of all of our debts and liabilities and subject to the prior rights of holders of shares of our preferred stock, in our remaining assets.

No Preemptive Rights; Redemption; Assessability. Holders of shares of class A common stock are not entitled to preemptive rights with respect to any securities subsequently issued by us. The shares of class A common stock are not subject to call or redemption rights and are fully paid and non-assessable. When the shares of class A common stock issued upon settlement of rights, securities purchase contracts or securities purchase units that provide for exercise or conversion into or purchase of such securities of the Company, such shares will be fully paid and non-assessable.

Class B Common Stock

Our Articles of Incorporation authorize the issuance of up to 3 million shares of class B common stock, all of which have the rights and preferences described below. The class B common stock is held by our directors, executive officers and a few other persons. As of December 31, 2007, 479,734 shares were outstanding and 3,750,557 shares were reserved for issuance under our stock option and stock bonus plans and upon the conversion of unrestricted Series B Preferred Stock, as described below.

Dividends. The holders of class B common stock are entitled to dividends when and if declared by our Board out of funds legally available therefor. The payment of dividends on the class B common stock is subject to the right of the holders of the class A common stock to receive a dividend per share of not less than 110% of the amount per share of any dividend declared on the class B common stock.

Voting Rights. Each share of class B common stock entitles the holder thereof to one vote on all matters upon which stockholders have the right to vote. Except as otherwise required by Florida law, our class A common stock, our class B common stock and our Series B Preferred Stock vote as a single class on all matters upon which stockholders have the right to vote.

Convertibility. Each share of class B common stock is convertible at any time at the option of the holder into one share of class A common stock, subject to adjustment upon the occurrence of certain events.

Liquidation. In the event of our liquidation, dissolution or winding up, the holders of shares of class B common stock are entitled to share equally with the holders of shares of class A common stock after payment of all of our debts and liabilities and subject to the prior rights of holders of shares of our preferred stock.

No Preemptive Rights; Redemption; Assessability. Holders of shares of class B common stock are not entitled to preemptive rights with respect to any securities subsequently issued by us. The outstanding shares of the class B common stock are not subject to call or redemption rights and are fully paid and non-assessable.

No Other Rights

Shares of our common stock do not have any preference, voting powers or relative, participating, option or other special rights, except as set forth above or in our Articles of Incorporation or as otherwise required by law.

Certain Anti-takeover Provisions

Certain provisions of our Articles of Incorporation and Bylaws, as well as certain provisions of Florida law, could have the effect of deterring takeovers. Our Board believes that the provisions of our Articles of Incorporation and Bylaws described below are prudent and in our best interests and in the best interests of our stockholders. Although these provisions may discourage a future takeover attempt in which stockholders might receive a premium for their shares over the then current market price and may make removal of incumbent management more difficult, our Board believes that the benefits of these provisions outweigh their possible disadvantages. We are not aware of any current effort to effect a change in control.

In addition, we have opted not to be governed by the affiliated transactions and control-share acquisitions provisions of the Florida Business Corporation Act. Florida’s control-share acquisitions statute provides that shares of issuing public corporations that are acquired in a control share acquisition generally will have no voting rights unless such rights are conferred on those shares by the vote of the holders of a majority of all of the outstanding shares other than interested shares. A control-share acquisition is defined, with certain exceptions, as the acquisition of the ownership of voting shares which would cause the acquirer, directly or indirectly, alone or as part of a group, to have voting power within the following ranges or to move upward from one range into another: (i) 20% or more but not less than 33 1/3%; (ii) 33 1/3%, or more but not less than 50%; or (iii) 50% or more of all voting power. Interested shares are shares of an issuing public corporation in respect of which any of the following persons may exercise or direct the exercise of the voting power to elect directors: (i) an acquiring person or member of a group with respect to a control-share acquisition, (ii) any officer of the issuing public corporation, or (iii) any employee of the issuing public corporation who is also a director of the corporation. The Florida control-share acquisitions statute does not, however, apply to an acquisition of shares of an issuing public corporation if such acquisition has been approved by the Board prior to the acquisition.

Directors. Our Board is divided into three classes of directors serving staggered three-year terms. Vacancies on the Board may be filled for the remainder of the unexpired term by a majority vote of the directors then in office. Our Bylaws currently provide that our Board of Directors shall consist of not less than 5 nor more than 12 members.

Under Florida law, a director elected by our stockholders may be removed without cause by a vote of the stockholders. In addition, our Bylaws require minimum attendance standards at regular meetings of the Board as a continuing qualification for membership on the Board. Failure to fulfill this requirement constitutes automatic resignation from the Board.

Cumulative Voting. Stockholders may not cumulate their votes in the election of directors.

Capital Structure. Our Board may authorize for issuance various series of class A common stock and preferred stock with different voting rights. Our Board is authorized to establish the rights and preferences of such stock and issue such shares, subject to stockholder approval in certain circumstances.

Transfer Agent

The transfer agent for our class A common stock is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

DESCRIPTION OF PREFERRED STOCK

Our Articles of Incorporation authorize the issuance, in series, of up to 10 million shares of preferred stock (the “preferred stock”) and permit our Board to establish the rights and preference of each of such series. Our Board has allocated 2 million shares of Series B Preferred Stock, which is currently the only series of preferred stock outstanding. The Board of Directors is authorized to fix the terms of such series, including: (a) the rate or manner of payment of dividends; (b) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (c) the amount payable upon shares in the event of voluntary or involuntary liquidation; (d) sinking fund provisions, if any, for the redemption or purchase of shares; (e) the terms and conditions, if any, on which shares may be converted; (f) voting rights, if any; and (g) the other special rights, if any, and the qualifications, limitations or restrictions thereof, of the shares of such series. The Board may also from time to time increase (but not above the total number of authorized shares of the class) the number of shares of any series of preferred stock or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of preferred stock. Any shares of preferred stock issued under this prospectus will be of a series different from our currently issued and outstanding preferred stock.

Noncumulative Convertible Preferred Stock, Series B

Our Board has allocated 2 million shares of Series B Preferred Stock. As of December 31, 2007, 1,238,133 shares were outstanding, and 1,132,315 shares were reserved for issuance under our stock option and stock bonus plans. The shares of Series B Preferred Stock are held by directors, executive officers and a few other persons.

Dividends. Quarterly noncumulative cash dividends are paid at an annual rate of $0.55 per share. The quarterly dividend requirement for Series B Preferred Stock outstanding as of December 31, 2007 was $150,721 and our total annual dividend requirement for all of our Series B Preferred Stock outstanding as of December 31, 2007 was $602,884.

Voting Rights. Each share of Series B Preferred Stock is entitled to two and one-half votes per share on all matters submitted to the vote of stockholders, voting together with our common stock. Except as otherwise required by Florida law, our class A common stock, our class B common stock and our Series B Preferred Stock vote as a single class on all matters upon which stockholders have the right to vote.

The Series B Preferred Stock is permitted to elect two directors for the Board if we fail to declare and pay dividends for six or more dividend periods payable on the Series B Preferred Stock, whether or not those periods are consecutive. The right to elect directors would be revoked once we pay dividends in four consecutive periods.

Conversion Rights. Each share of Series B Preferred Stock is convertible into 1.4959 shares of class B common stock, subject to adjustment on the occurrence of certain events.

Liquidation. In the event of any liquidation, dissolution or winding up, the holders of the Series B Preferred Stock will be entitled to a preference on liquidation of $7.375 per share, if the liquidation is involuntary, prior to any distribution of any assets to the holders of common stock. The holders Series B Preferred Stock shall be entitled to receive the redemption price per share applicable to such stock at the time of liquidation if the liquidation is voluntary.

Redemption. The Series B Preferred Stock is redeemable at a redemption price of $7.375 per share.

Rank. The Series B Preferred Stock ranks senior to the class A common stock and class B common stock as to dividend rights, rights upon our liquidation, dissolution or winding up, and redemption rights.

No Preemptive Rights; Assessability. Holders of our preferred stock are not entitled to preemptive rights with respect to any securities subsequently issued by us. The outstanding preferred stock is fully paid and non-assessable.

DESCRIPTION OF DEBT SECURITIES

Unless indicated differently in a prospectus supplement, the following description sets forth the general terms and provisions of the debt securities that we may offer by this prospectus. Any debt securities issued will be senior debt securities under an indenture, which may be supplemented from time to time.

This prospectus outlines briefly the provisions of the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the indenture will be described in the accompanying prospectus supplement relating to such series of debt securities. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and may be supplemented or amended from time to time following its execution.

The indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. Your rights are defined by the terms of the indenture, not the summary provided herein. Whenever we refer to defined terms of the indenture in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or into the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements. There may be other provisions that also are important to you.

General

The indenture does not limit the amount of debt that we may issue. We may issue the securities in one or more series, with the same or various maturities, at par or premium, or with the original issue discount. We are not required to issue all debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Unless otherwise specified in the prospectus supplement, the debt securities covered by this prospectus will be our direct unsecured and unsubordinated obligations. Senior debt securities will rank equally with our other unsecured and unsubordinated indebtedness. Any of our secured indebtedness will rank ahead of the senior debt securities to the extent of the assets securing such indebtedness.

We refer you to the applicable prospectus supplement for a description of the terms of each series of debt securities including:

•	the title and type of the debt securities;

•	the total principal amount of the debt securities and the currency, if other than U.S. dollars, in which such debt securities are denominated;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable and the terms on which any such maturity date may be extended;

•

the interest rate the debt securities will bear, the date from which that interest will accrue and the interest payment dates for the debt securities, as well as the method for determining the interest rate and any optional redemption periods;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	any conversion privileges, and the terms and conditions of such conversion, including provision for adjustments of the conversion rate in such events as the Board of Directors shall determine;

•	restrictions on the declaration of dividends on our capital stock (other than dividends in such stock); and

•	any other terms of the debt securities.

We may in the future issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under the indenture described in this prospectus. Thus, any other debt securities that we may issue may be issued under another indentures or documentation containing provisions different from those included in the indenture described in this prospectus or applicable to one or more issues of the debt securities described in this prospectus.

Denominations

The prospectus supplement for each issuance of debt securities will state whether the securities will be issued in registered form of $1,000 each and multiples of $1,000 in excess thereof or such greater or lesser amount as may be indicated in a prospectus supplement for a specific series of debt securities.

Covenants

Under the indenture, we will covenant to: (i) pay the principal of, and interest and any premium (if any) on, the debt securities when due; (ii) maintain a place of payment; (iii) deliver a certificate to the trustee within 120 days after the end of each fiscal year reviewing our obligations under the indenture; and (iv) deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Consolidations, Mergers and Sales

The indenture provides that we will not consolidate with or merge with or into any other corporation, or convey, transfer or lease, or permit one or more of our subsidiaries to convey, transfer or lease, all or substantially all of our properties and assets and of our subsidiaries on a consolidated basis to any entity, unless: (i) either we are the continuing corporation or such corporation into which we are merged or the entity which acquires by conveyance or transfer, or which leases, our and our subsidiaries’ properties and assets shall be a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state of the United States or the District of Columbia, and such entity assumes by supplemental indenture all of our obligations under the debt securities and the indenture; (ii) no default or event of default is existing immediately after the transaction; and (iii) we or such entity shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Events of Default

The indenture provides that any one of the following events is an event of default:

•	failure to pay any interest due on any debt security for 30 days;

•	failure to pay the principal of or any premium on any debt security when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise;

•	failure in the deposit of any sinking fund payment, when and as due by the terms of the debt securities of that series and the indenture;

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failure to perform or a breach of any other covenant or agreement in the indenture which continues for 60 days after written notice is given to us by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series (other than a failure to perform certain reporting obligations by us or a failure to perform or a breach of a covenant or agreement which has expressly been included in the indenture solely for the benefit another series of debt securities);

•	certain events of bankruptcy, insolvency or reorganization involving our company; or

•	any other event of default listed in the indenture for debt securities of that series.

We are required to file annually with the trustee an officer’s certificate as to our compliance with all conditions and covenants under the indenture. The indenture permits the trustee to withhold notice to the holders of debt securities of any default, except in the case of a failure to pay the principal of (or premium, if any) or interest on any debt securities or the payment of any sinking fund installment with respect to such securities, if the trustee considers it in the interest of the holders of such debt securities to do so.

If an event of default, other than events with respect to our bankruptcy, insolvency or reorganization or that of any of our significant subsidiaries, occurs and is continuing with respect to debt securities, the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the outstanding debt securities of that series due and payable immediately. If our bankruptcy, insolvency or reorganization, or that of any of our significant subsidiaries, causes an event of default for debt securities of a particular series, then the principal of all the outstanding debt securities of that series, and accrued and unpaid interest thereon, will automatically be due and payable without any act on the part of the trustee or any holder.

If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of such series (other than duties listed in the indenture), unless such holders offer to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by the trustee to comply with the holders’ request. If they provide this indemnity to the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture, or exercising any trust or power given to the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture, and need not take action that may subject the trustee to personal liability or may be unduly prejudicial to holders not joining in such directions. The trustee may also take any other action it deems proper which is not inconsistent with such directions.

The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest on any debt security of such series and (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected by the modification or amendment.

Modification or Waiver

We and the trustee may modify and amend the indenture with the consent of the holders of not less than a majority in principal amount of all the outstanding securities of any series that is affected by such modification or amendment. The consent of the holder of each outstanding debt security of a series is required in order to:

•	change the stated maturity of the principal of (or premium, if any), or any installment of principal or interest on any debt security of such series;

•	reduce the principal amount or the rate of interest on or any premium payable upon the redemption of such series;

•	change our obligation to pay additional amounts in respect of any debt security of such series;

•	reduce the amount of principal of a debt security that is an original issue discount security and would be due and payable upon a declaration of acceleration of the maturity of that debt security;

•	adversely affect any right of repayment at the option of the holder of any debt security of such series;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security of such series;

•	impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the debt security or any redemption date or repayment date for the debt security;

•

reduce the percentage of holders of outstanding debt securities of such series necessary to modify or amend the indenture or to consent to any waiver under the indenture or reduce the requirements for voting or quorum described below;

•	reduce the percentage of outstanding debt securities of such series necessary to waive any past default; or

•	modify any of the above requirements.

We and the trustee may modify and amend the indenture without the consent of any holder for the following purposes:

•	to evidence the succession of another entity to us as obligor under the indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

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to change or eliminate any provisions of the indenture but only if any such change or elimination will become effective only when there are no outstanding debt securities of any series created prior to the change or elimination that is entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to evidence and provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to close an indenture with respect to the authentication and delivery of additional series of debt securities;

•	to cure any ambiguity and to correct or supplement any provision herein which may be inconsistent with any other provision in the indenture;

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to supplement the provisions of the indenture as necessary to facilitate the defeasance and discharge of the debt securities, provided such action does not adversely affect the interest of holders of debt securities of any series in any material respect; or

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to make any other provisions with respect to matters or questions arising under the indenture, provided such action shall not adversely affect the interest of the holders of debt securities of any series in any material respect.

Meetings of Holders

The indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee and also by such trustee pursuant to a request made to the trustee by us or the holders of at least 10% in principal amount of the debt securities of such series outstanding. In any case, notice must be given as provided in the indenture. Any resolution presented at a meeting or duly reconvened adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the debt securities of that series, except for any consent that must be given by the holder of each debt security affected, as described above in this section. Any resolution passed or decision made in accordance with the indenture at any duly held meeting of holders of debt securities of any series will be binding on all holders of the debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will consist of persons entitled to vote a majority in principal amount of the debt securities of a series outstanding, unless a specified percentage in principal amount of the debt securities of a series outstanding is required for the consent or waiver, then the persons entitled to vote such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum. However, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected, or of the holders of such series of debt securities and one or more additional series, then:

•	there will be no minimum quorum requirement for such meeting; and

•

the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under an indenture.

Discharge and defeasance

Under the terms of the indenture, we will be discharged from any and all obligations in respect of the debt securities of any series and the indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) if:

(1) either (a) all debt securities of such series theretofore authenticated and delivered (other than (i) debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid, and (ii) debt securities of such series for whose payment money has theretofore been deposited in trust with the trustee or any paying agent or segregated and held in trust by us and thereafter repaid to us) have been delivered to the trustee for cancellation; or (b) all debt securities of such series (i) have become due and payable, or (ii) will become due and payable at their stated maturity within one year, or (iii) if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the trustee as trust funds to be held in trust for such purpose an amount in the currency in which the debt securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;

(2) we have paid or caused to be paid all other sums payable hereunder by us; and

(3) we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture as to such series have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture provide otherwise, we may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (“defeasance”) or (2) to be released from our obligations with respect to such debt securities under certain covenants in the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”) by satisfying the conditions to defeasance or covenant defeasance, as the case may be, including, among other things:

(1) we shall irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities, (A) an amount (in such currency in which such debt securities are then specified as payable at stated maturity), or (B) government obligations applicable to such debt securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under such debt securities, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge, and which shall be applied by the trustee to pay and discharge, (i) the principal of (and premium, if any, on) and interest on such outstanding debt securities on the stated maturity (or redemption date, if applicable) of such principal (and premium, if any) or installment or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such outstanding debt securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such debt securities;

(2) no default or event of default with respect to such debt securities shall have occurred and be continuing on the date of such deposit or, insofar as the bankruptcy-related events of default are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(3) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which we are a party or by which we are bound;

(4) in the case of defeasance, we shall have delivered to the trustee an opinion of counsel stating that (x) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of such outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

(5) in the case of covenant defeasance, we shall have delivered to the trustee an opinion of counsel to the effect that the holders of such outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

Payment, Registration and Transfer

Unless we specify otherwise in a prospectus supplement, we will pay principal, interest and any premium on the debt securities, and they may be surrendered for payment or transferred, at the offices of the trustee. We will make payment on registered securities by checks mailed to the persons in whose names the debt securities are registered or by transfer to an account maintained by the registered holder on days specified in the indenture or any prospectus supplement. If we make debt securities payments in other forms, we will specify the form and place in a prospectus supplement.

We will maintain a corporate trust office of the trustee or another office or agency for the purpose of transferring or exchanging fully registered securities, without the payment of any service charge except for any tax or governmental charge.

The debt securities will be issued as registered securities. The debt securities will be securities recorded in the securities register kept at the corporate office of the trustee for the trust that issued that series of securities. The debt securities will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor in different authorized denominations.

In the event of any redemption of debt securities, we will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

•	issue, register the transfer of or exchange any debt securities that have been surrendered for repayment at the option of the holder, except any portion not to be repaid.

Governing Law

The indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference.

General

We may issue warrants for the purchase of common stock, preferred stock, debt securities or any combination thereof in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select that has its principal office in the United States. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of any series of warrants we may issue, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including: (i) in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or (ii) in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:30PM EST time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent. Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF THE RIGHTS

The following is a general description of certain terms and provisions of the rights that we may issue to our holders of our securities to purchase from us shares of our common stock or our preferred stock. While the terms summarized below will apply generally to any rights that we may offer, we will describe the particular terms of the rights in more detail in the applicable prospectus supplement. The terms offered under that prospectus supplement may differ from the terms described below. Specific rights agreements will contain additional important terms and provisions and will be incorporated by reference.

General

The rights may be issued under a rights agreement independently or together with any other securities offered by a prospectus supplement. If rights are offered, the applicable prospectus supplement will describe the specific terms and provisions of the rights, which may differ from the terms described in this prospectus. To the extent that any particular terms of the rights described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement. If rights are offered, we will enter into a rights agreement, which we will file as an exhibit to, or incorporate by reference in, the registration statement of which this prospectus forms a part. The prospectus supplement will include the following terms: the exercise price, if any; the date of determining the security holders entitled to the rights; the rights agent; the aggregate number of shares of common or preferred stock purchasable upon exercise of the rights; the aggregate number of rights issued; the extent, if any, to which rights are transferable; the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire; the method by which holders of rights will be entitled to exercise; the conditions to the completion of the offering, if any; the withdrawal, termination and cancellation rights, if any; any applicable federal income tax considerations the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights; and any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of common or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Exercise of Rights

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the common or preferred stock, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time. The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the stock purchase contracts, (2) the collateral arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and (3) if applicable, the prepaid stock purchase contracts and the document pursuant to which such prepaid stock purchase contracts will be issued.

Stock Purchase Contracts

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

Stock Purchase Units

The stock purchase contracts may be issued separately or as a part of units (“stock purchase units”), consisting of a stock purchase contract and debt securities, preferred securities or debt or equity obligations of third parties, including U.S. treasury securities, in each case securing holders’ obligations to purchase common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

Any one or more of the above securities, common stock or the stock purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent as substitute collateral treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of shares deliverable by such holders under stock purchase contracts requiring the holders to sell common stock or preferred stock to us.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions:

•	to purchasers or to a single purchaser directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We, the underwriters or the third parties described above may offer and sell the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We may designate agents from time to time who will solicit offers to purchase securities from time to time. We will identify any such agent, and any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise indicated in that prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), of the securities so offered and sold.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for that sale is reached. We will set forth the names of the specific managing underwriting or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including the purchase price of the securities, the proceeds to be received by us, and commissions, discounts and any other compensation of the underwriters and dealers, if any, in the applicable prospectus supplement. If underwriters are utilized in the sale of any securities, the underwriters will acquire the securities for their own account and they may resell the securities from time to time in one or more transactions, including, but not limited to:

•	negotiated transactions;

•	transactions at a fixed public offering price or prices, which may be changed;

•	transactions at market prices prevailing at the time of sale;

•	transactions at prices related to prevailing market prices; or

•	transactions at negotiated prices.

If we were to issue rights on a pro rata or as converted basis to the holders of our securities, we may be able to use this prospectus to offer and sell the securities underlying the rights. We may in certain circumstances also be able to use the prospectus together with a prospectus supplement to offer and sell securities to be received upon conversion of any convertible securities we may issue or upon exercise of transferable warrants or rights that may be issued by us.

Either underwriting syndicates represented by managing underwriters or one or more underwriters directly may offer securities to you. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all of those securities if any are purchased.

We may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the public offering price set forth in the applicable prospectus supplement (with additional underwriting commissions or discounts). If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. We will set forth the name of any such dealer and the terms of the transaction in the related prospectus supplement. We may also sell some or all of the securities offered by this prospect through block trades in which a dealer will attempt to sell as agent, or resell a portion of the block, as principal, in order to facilitate the transaction.

We may solicit offers to purchase securities directly from institutional investors and we may sell securities directly to institutional investors or others. Those parties may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. We will describe the terms of any such sales in the related prospectus supplement.

If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

Other than the class A common stock, each series of securities will be a new issue of securities and will have no established trading market.

Any class A common stock sold will be listed on the NASDAQ Global Select Market, upon official notice of issuance. Any underwriters to whom securities are sold by BankUnited for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Camner, Lipsitz and Poller, P.A. (“CLP”), Coral Gables, Florida. Alfred R. Camner, our Chairman of the Board and Chief Executive Officer, is the senior managing director and a stockholder of CLP. As of February 7, 2008, directors and employees of CLP participating in the representation of us in connection with the preparation of this prospectus beneficially owned an aggregate of 3,546,932 shares of class A common stock, 3,334,530 shares of class B common stock and 1,847,458 shares of Series B Preferred Stock (including shares that may be acquired by the exercise of options within 60 days, but not including shares to be received upon the conversion of other classes of stock). Errin E. Camner, Managing Director of CLP, is the daughter of Alfred R. Camner. See “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2007.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2007, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses in connection with the offering of the securities to which this Registration Statement relates, which will be borne by us, are as set forth below. With the exception of the SEC registration fee, all amounts shown are estimates.

Amount
SEC registration fee	$15,720
Legal fees and expenses	$25,000
Accounting fees and expenses	$30,000
Trustee fees and expenses	$10,000
Printing and mailing expenses	$10,000
Miscellaneous	$5,000

TOTAL	$95,720

Item 15.	Indemnification of Directors and Officers.

Article IX of the Articles of Incorporation of the Company provides that the Company shall indemnify its officers and directors to the fullest extent permitted by law.

The Bylaws of the Company provide that the Company will indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the Company for any amount for which that person becomes liable under a judgment in such action and reasonable costs and expenses, including attorneys’ fees. Such indemnification may only be made, however, if final judgment on the merits is in his or her favor other than on the merits, if a majority of the Board of Directors of the Company determines that he or she was acting in good faith within the scope of his or her duties and for a purpose he or she could have reasonably believed under the circumstances was in the best interests of the Company.

Section 607.0831 of the Florida Business Corporation Act provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision, or failure to act, by the director, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit; (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of the directors for improper distributions) are applicable; (d) willful misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholder; or (e) recklessness or an act or omission in bad faith or with malicious purpose or with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a stockholder.

Section 607.0850 of the Florida Business Corporation Act authorizes, among other things, the Company to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company in such a position for any entity) against liability incurred in connection with such proceedings, if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the Company and, with respect to any criminal proceedings had no reasonable cause to believe his or her conduct was unlawful.

The Florida Business Corporation Act requires that a director, officer or employee be indemnified for actual and reasonable expenses (including attorneys’ fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the officer, director or employee undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

The Florida Business Corporation Act states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification may be provided by a company pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) willful misconduct or conscious disregard for the best interests of the company in the case of a derivative action or a proceeding by or in the right of a stockholder, or (iv) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Corporation Act (relating to the liability of directors for improper distributions) are applicable.

The Company has purchased director and officer liability insurance that insures directors and officers against liabilities in connection with the performance of their duties.

Item 16.	Exhibits.

The following is a list of Exhibits to this Registration Statement:

1.1	Form of Underwriting Agreement to be filed as an exhibit to a Current Report on Form 8-K or other applicable periodic report of BankUnited to be incorporated by reference herein, if applicable.

3.1	Articles of Incorporation of BankUnited, as amended (Exhibit 3.1 to BankUnited’s Annual Report on Form 10-K, filed with the Commission on November 29, 2007).

3.2	Bylaws of BankUnited, as amended (Exhibit 3.2 to BankUnited’s Annual Report on Form 10-K, as filed with the Commission on December 30, 2002).

4.1	Statement of Designation of Series 1 Class A Common Stock and Class B Common Stock of BankUnited (included as an appendix to Exhibit 3.1 to BankUnited’s Annual Report on Form 10-K filed with the Commission on November 29, 2007).

4.2	Statement of Designation of Noncumulative Convertible Preferred Stock, Series B of BankUnited (included as an appendix to Exhibit 3.1 to BankUnited’s Annual Report on Form 10-K filed with the Commission on November 29, 2007).

4.3	BankUnited and its subsidiaries have certain long-term debt outstanding. None of the instruments evidencing such debt authorizes an amount of securities in excess of 10% of the total assets of BankUnited and its subsidiaries on a consolidated basis; therefore, copies of such instruments are not included. BankUnited agrees to furnish copies to the SEC upon request.

4.4	Form of Indenture between BankUnited Financial Corporation and The Bank of New York, as Trustee, related to the senior debt securities.*

4.6	Form of Statement of Designations relating to Preferred Stock, to be filed as an exhibit to a Current Report on Form 8-K or other applicable periodic report of BankUnited to be incorporated by reference herein, if applicable.

4.7	Purchase Contract Agreement setting forth Stock Purchase Contracts and/or Stock Purchase Units, to be filed as an exhibit to a Current Report on Form 8-K or other applicable periodic report of BankUnited to be incorporated by reference herein, if applicable.

4.8	Form of Stock Purchase Unit (to be included in Exhibit 4.7, if applicable).

4.9	Form of Warrant Certificate, including the Form of Warrant Certificate, to be filed as an exhibit to a Current Report on Form 8-K or other applicable periodic report of BankUnited to be incorporated by reference herein, if applicable.

4.10	Form of Subscription Rights Certificate, to be filed as an exhibit to a Current Report on Form 8-K or other applicable periodic report of BankUnited to be incorporated by reference herein, if applicable.

5.1	Opinion of Camner, Lipsitz and Poller, P.A.*

12.1	Computation of ratio of earnings to combined fixed charges and preferred stock dividends [incorporated by reference to Exhibit 12.1 to BankUnited’s Annual Report on Form 10-K for the year ended September 30, 2007 filed on November 29, 2007.]

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Camner, Lipsitz and Poller, P.A. (set forth in Exhibit 5.1 to this Registration Statement).*

24.1	Power of attorney (set forth on the signature page in Part II of this Registration Statement).*

25.1	Statement of Eligibility and Qualifications of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for the senior debt securities.*

*	Filed herewith.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and any amendments thereto and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida on February 12, 2008.

BANKUNITED FINANCIAL CORPORATION

By:	/s/ Alfred R. Camner
Name:	Alfred R. Camner
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint, Alfred R. Camner, Lawrence H. Blum and Ramiro A. Ortiz, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute the Amendment No. 1 to the Registration Statement (No. 333-148443) on Form S-3 for the registration of an undesignated amount of Securities of BankUnited Financial Corporation and all amendments (including post-effective amendments) to this Amendment No. 1 to the Registration Statement, or any amendments to the Registration Statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Act, this Amendment No. 1 to the Registration Statement has been signed on February 12, 2008 by the following persons in the capacities indicated.

/s/ ALFRED R. CAMNER Alfred R. Camner	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ LAWRENCE H. BLUM Lawrence H. Blum	Vice Chairman of the Board and Director and Secretary

/s/ RAMIRO A. ORTIZ Ramiro A. Ortiz	President, Chief Operating Officer and Director

/s/ HUMBERTO L. LOPEZ Humberto L. Lopez	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ TOD N. ARONOVITZ Tod N. Aronovitz	Director

/s/ ALLEN M. BERNKRANT Allen M. Bernkrant	Director

/s/ LAUREN R. CAMNER Lauren R. Camner	Director

/s/ MARC D. JACOBSON Marc D. Jacobson	Director

/s/ HARDY C. KATZ Hardy C. Katz	Director

/s/ NEIL MESSINGER Neil Messinger	Director

/s/ ALBERT R. SMITH Albert E. Smith	Director

/s/ BRADLEY S. WEISS Bradley S. Weiss	Director

Exhibit Index

Exhibit Number	Description
4.4	Form of Indenture between BankUnited Financial Corporation and The Bank of New York, as Trustee, related to the senior debt securities.

5.1	Opinion of Camner, Lipsitz and Poller, P.A.

23.1	Consent of PricewaterhouseCoopers LLP.

25.1	Statement of Eligibility and Qualifications of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for the senior debt securities.